Exhibit 1

EXECUTION COPY

NOTICE AND WAIVER OF PIGGYBACK REGISTRATION RIGHTS

Effective as of August 1, 2011, the undersigned entities (collectively, “MHR Group”), being shareholders of Lions Gate Entertainment Corp, a corporation organized under the laws of the Province of British Columbia (the “Company”), agree as follows:

1. The Company has filed a Registration Statement on Form S-3, File No. 333-176656 (the “Registration Statement”) for the offer and sale of up to 22,080,985 common shares of the Company by the selling securityholders identified in the prospectus included in the Registration Statement (the “Secondary Offering”).

2. MHR Group and the Company are party to that certain registration rights agreement, dated as of October 22, 2009 (the “Registration Rights Agreement”). Capitalized terms used but not defined in this notice and waiver (the “Waiver”) shall have the meanings ascribed thereto in the Registration Rights Agreement.

3. MHR Group understands that pursuant to Section 3.1 of the Registration Rights Agreement, it is entitled to notice (the “Registration Notice”) of the Secondary Offering.

4. MHR Group understands that, pursuant to Section 3.1 of the Registration Rights Agreement, MHR Group has the right to request that the Company use its reasonable efforts to include in the Secondary Offering any Registrable Securities requested by MHR Group (the “Piggyback Registration Right”).

5. MHR Group hereby waives the right to the Registration Notice and waives the Piggyback Registration Right only with respect to the Secondary Offering.

6. Except as expressly set forth herein, the Registration Rights Agreement is unmodified and remains in full force and effect and the execution of this letter agreement by the MHR Group does not and shall not constitute a waiver of any other rights or remedies to which the MHR Group is entitled pursuant to the Registration Rights Agreement.

[Signature Page Follows]

EXECUTION COPY

IN WITNESS WHEREOF, each MHR Group member has executed this Waiver with the intent and agreement that the same shall be effective as of the date first written above.

MHR CAPITAL PARTNERS MASTER ACCOUNT LP
MHR CAPITAL PARTNERS (100) LP

By: MHR Advisors LLC
Its: General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President
	Date:	October 13, 2011

MHR INSTITUTIONAL PARTNERS II LP
MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR Institutional Advisors II LLC
Its: General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President
	Date:	October 13, 2011

MHR INSTITUTIONAL PARTNERS III LP

By: MHR Institutional Advisors III LLC Its: General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President
	Date:	October 13, 2011

MHR FUND MANAGEMENT LLC

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Managing Principal
	Date:	October 13, 2011

MARK H. RACHESKY, M.D.

By:	/s/ Hal Goldstein
Hal Goldstein, Attorney in Fact
Date: October 13, 2011